      THE NARRAGANSETT ELECTRIC COMPANY
Balance Sheet
At March 31, 2000
(Unaudited)
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ASSETS
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               (In Thousands)

Utility plant, at original cost     $  758,655
     Less accumulated provisions for depreciation     232,583
                         ----------
                         526,072
Construction work in progress     4,069
                         ----------
          Net utility plant     530,141
                         ----------
Current assets:
     Cash          1,445
     Accounts receivable:
          From electric energy services, including unbilled revenues
66,355
          Other (including $6,891,000 from affiliates)     8,108
               Less reserves for doubtful accounts     3,949
                         ----------
                         70,514
     Materials and supplies, at average cost     4,040
     Prepaid and other current assets     150
                         ----------
               Total current assets     76,149
                         ----------
Total goodwill, net of amortization     398,435
Deferred charges and other assets     105,111
                         ----------
                         $1,109,836
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CAPITALIZATION AND LIABILITIES
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Capitalization:
     Common stock, par value $50 per share,
          authorized and outstanding 1,132,487 shares     $   56,624
     Other paid-in capital     628,969
     Retained earnings (deficit)     (372)
                         ----------
               Total common equity     685,221
     Cumulative preferred stock     7,238
     Long-term debt     153,804
                         ----------
               Total capitalization     846,263
                         ----------
Current liabilities:
     Long-term debt due within one year     15,000
     Short-term debt to affiliates     1,900
     Accounts payable (including $19,129,000 to affiliates)     48,297
     Accrued liabilities:
          Taxes     3,331
          Interest     2,793
          Other accrued expenses     32,276
     Customer deposits     2,862
     Dividends payable     94
                         ----------
               Total current liabilities     106,553
                         ----------
Deferred federal income taxes     79,400
Unamortized investment tax credits     5,930
Other reserves and deferred credits     71,690
                         ----------
                         $1,109,836
                         ==========

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